CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement of Franklin Strategic Mortgage Portfolio on Form N-1A File Nos. 33-53414 of our report dated October 30, 1998 on our audit of the financial statements and financial highlights of Franklin Strategic Mortgage Portfolio, which report is included in the Annual Report to Shareholders for the year ended September 30, 1998, which is incorporated by reference in the Registration Statement.



                                 /s/ PricewaterhouseCoopers LLP
                                 PricewaterhouseCoopers LLP


San Francisco, California
November 20, 1998